SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2019 (September 13, 2019)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Information.

Completion of external investigation into the allegations made by Company’s former external independent auditor

On September 9, 2019, the Company received the final report issued from a third-party firm the Company engaged, which is headquartered in Washington D.C. and is consistently ranked as one of the top forensic firms in the world, regarding its investigation into allegations made by the Company’s former auditors in a letter dated September 4, 2018. The Company engaged this firm in India beginning in early 2019 to perform the firm’s recommended procedures to access the accuracy of allegations made by RBSM, LLP as part of its resignation process.

The third-party firm was provided full access to Company management in the United States and certain former employees and consultants in India. The firm also was provided agreements, technical accounting memos, and underlying accounting books and records of the Company’s U.S. entity as well as its Indian subsidiaries for multiple fiscal years to complete their investigation.

According to the auditor’s letter, the allegations were based solely on a single cited verbal only discussion with a single senior member of the management team of the Company’s Indian subsidiaries. Based on this communication, the auditor identified indicators of possible fraud including possible recognition of fictitious revenue, understating liabilities and potential concealment or misappropriation of cash. The Board of Directors and the Audit Committee of the Company subsequently received unsolicited written communication from this same cited senior manager who described the comments attributed to him as far-fetched and at best erroneously interpreted.

The auditor’s allegations were not supported by any documents provided by the auditors themselves or that were discovered by the firm which undertook the investigation of those allegations.

Upon reviewing the final report of the third-party firm’s investigation, the Company was provided no evidence that substantiated any of the allegations made by RBSM, LLP relating to fraud, understatement of liabilities, and/or misappropriate of assets. Further, the investigation supported the Company’s treatment and presentation of events and transactions as accurate, complete and timely. The Company has provided this report to its former auditors Liggett & Webb, PA., however it has not been included as an attachment to this 8k because the cost of so doing was prohibitive for the Company. The Company acknowledges certain issues relating to the completeness of related party disclosures within its financial statements, however, these disclosures, taken individually and as a whole, would not impact the investment decision in the Company’s securities by an average investor. The Company’s Board of Directors has reported to Management that it now considers the abovementioned investigation complete and closed with no further action deemed necessary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: September 13, 2019	By:	/s/ Harold H. Montgomery
Harold H. Montgomery
Chief Executive Officer